Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-42549 of Cendant Corporation on Form S-8 of our report dated June 20, 2001, appearing in this Annual Report on Form 11-K of Cendant Corporation Employee Savings Plan for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
New York, New York
June 27, 2001